Exhibit 99.1

Investor Contact:	Michael R. Kourey, CFO
Polycom, Inc.
925-924-5742
mkourey@polycom.com

Press Contact:	Caroline Japic
Polycom, Inc.
408-474-2265
caroline.japic@polycom.com

Polycom Reports Second Quarter 2010 Earnings

Q2 Revenue Growth of 28 Percent Year-over-Year to a Record $295 Million

PLEASANTON, Calif. – July 15, 2010 – Polycom, Inc. (Nasdaq: PLCM), a global leader in telepresence, video and voice communications solutions, today reported its earnings for the second quarter ended June 30, 2010.

Second quarter 2010 consolidated net revenues were a record $295 million, compared to $231 million for the second quarter of 2009. GAAP net income for the second quarter of 2010 was $13 million, or 14 cents per diluted share, compared to $15 million, or 18 cents per diluted share, for the same period last year. Non-GAAP net income for the second quarter of 2010 was $30 million, or 34 cents per diluted share. This compares to Non-GAAP net income of $24 million, or 29 cents per diluted share, for the second quarter of 2009.

For the six months ended June 30, 2010, net revenues were $571 million, compared to $456 million for the first six months of 2009. GAAP net income for the six months ended June 30, 2010 was $18 million, or 21 cents per diluted share, compared to GAAP net income of $23 million, or 28 cents per diluted share, for the same period last year. Non-GAAP net income for the period was $55 million, or 63 cents per diluted share, compared to $47 million, or 55 cents per diluted share, for the first six months of 2009.

The reconciliation between GAAP net income and Non-GAAP net income is provided in the tables at the end of this release.

On a product line basis, consolidated net revenues for the second quarter of 2010 were comprised of:

•	67 percent video solutions, or $197 million (53 percent video communications, or $157 million, and 14 percent network systems, or $40 million); and

•	33 percent voice communications, or $98 million.

On a product line basis, consolidated net revenues for the second quarter of 2009 were comprised of:

•	70 percent video solutions, or $162 million (56 percent video communications, or $129 million, and 14 percent network systems, or $33 million); and

•	30 percent voice communications, or $69 million.

“We generated record revenues and growth accelerated in the second quarter, which I believe validates Polycom’s strategic investments and confirms that our go-to-market strategy and innovative solutions are aligned with our customers and partners,” said Andrew Miller, Polycom president and CEO. “The Polycom Open Collaboration Network, which includes other technology leaders such as Microsoft, IBM, and HP, is already driving significant revenues for our company by providing a beautifully integrated solution for our enterprise and public sector customers. We are also gaining traction with our service provider partners, as cloud-based delivery is increasingly being chosen by enterprises and other customers looking to increase their output and productivity through business-to-business unified collaboration solutions. As a result, we believe the network effect for video collaboration is becoming a reality, enabling a further extension of our solutions into small-to-medium businesses and, over time, into consumer and mobility.”

“We generated significant, broad-based growth across our theatres globally, driven by record levels of customer demand and strength in the emerging markets. Importantly, we continued to experience sales productivity gains, which contributed to our revenue ramp and further improvements in our operating margin. The strategic investment plan that we outlined over the last three quarters continues to yield better-than-planned results through our go-to-market focus, breakthrough innovations, and strategic partnerships. We believe we are well positioned to continue capitalizing on what is proving to be an incredible market opportunity by leveraging the best development and sales engine in the industry. I am confident that we can continue to deliver strong growth, consistent market gains, and expanding operating margins,” concluded Miller.

“In the second quarter, revenue growth accelerated, both sequentially and year-over-year,” said Michael Kourey, Polycom executive vice president, finance and administration, and CFO. “This drove our strong operating performance and, coupled with continued improvements in working capital management, we generated second quarter positive operating cash flow of $40 million—Polycom’s 50th consecutive quarter of positive operating cash flow. We exited the second quarter with $485 million in cash and investments and no debt.”

About Polycom

Polycom, Inc. (Nasdaq: PLCM) is a global leader in telepresence, video, and voice solutions and a visionary in communications that empower people to connect and collaborate everywhere. Please visit www.polycom.com for more information or connect with Polycom on Twitter, Facebook, and LinkedIn.

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding future events, future demand for our products, and the future performance of the Company, including statements regarding the validation of, future execution against and expected future gains from the Company’s strategic investment plan, go-to-market strategy and product offerings, and the Company as being well positioned to capture market opportunity and deliver strong growth, market gains and expanding operating margins in future periods. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the fact that the Company’s strategic investment plan may not yield the intended results or may take longer than originally anticipated to achieve such results, the impact of competition on our product sales and for our customers and partners, the impact of increased competition due to consolidation in our industry or competition from companies that are larger or that have greater resources than we do, potential fluctuations in results and future growth rates, risks associated with general economic conditions, the market acceptance of Polycom’s products and changing market demands, including demands for differing technologies or product and services offerings, possible delays in the development, availability and shipment of new products, increasing costs and differing uses of capital, changes in key personnel and our sales organization that may cause disruption to the business, the impact of restructuring actions, and the impact of global conflicts such as those in the Middle East that may adversely impact our business. Many of these risks and uncertainties are discussed in the Company’s Quarterly Report on Form 10-Q for the quarter ended Mar. 31, 2010, and in other reports filed by Polycom with the SEC. Polycom disclaims any intent or obligations to update these forward-looking statements.

To supplement our consolidated financial statements presented on a GAAP basis, Polycom uses non-GAAP measures of operating results, net income and income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Polycom’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

As has been noted on the Company’s web site since July 8, 2010, Polycom will hold a conference call today, July 15, 2010, at 5 p.m. EST/2 p.m. PST to discuss its second quarter earnings. Andrew Miller, president and CEO, and Michael Kourey, chief financial officer, will host the conference call. You may participate by viewing the webcast at www.polycom.com or, for callers in the US and Canada, by calling 888.383.1618; and for callers outside of the US and Canada, by calling 212.231.2900. The pass code for the call is “Polycom.” A replay of the call will also be available at www.polycom.com or, for callers in the US and Canada, at 800.633.8284; and for callers outside of the US and Canada, at 402.977.9140. The access number for the replay is 21474590. A replay of the call will also be available on www.polycom.com for approximately 12 months.

Polycom reserves the right to modify future product plans at any time. Products and/or related specifications referenced in this press release are not guaranteed and will be delivered on a when and if available basis.

© 2010 Polycom, Inc. All rights reserved. POLYCOM®, the Polycom “Triangles” logo and the names and marks associated with Polycom’s products are trademarks and/or service marks of Polycom, Inc. and are registered and/or common law marks in the United States and various other countries. All other trademarks are property of their respective owners.

POLYCOM, INC.

GAAP to Non-GAAP Reconciliation

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2010			June 30, 2010
	GAAP	Excluded	Non-GAAP	GAAP	Excluded		Non-GAAP
Revenues:
Product revenues	$244,795	$—	$244,795	$472,852	$—		$472,852
Service revenues	49,840	—	49,840	97,937	—		97,937

Total revenues	294,635	—	294,635	570,789	—		570,789

Cost of revenues:
Cost of product revenues	99,001	4,011 (a)	94,990	191,550	8,265	(a)	183,285
Cost of service revenues	24,733	960 (b)	23,773	49,019	2,139	(b)	46,880

Total cost of revenues	123,734	4,971	118,763	240,569	10,404		230,165

Gross profit	170,901	(4,971)	175,872	330,220	(10,404)		340,624

Operating expenses:
Sales and marketing	94,361	7,273 (b)	87,088	185,277	13,564	(b)	171,713
Research and development	36,240	2,367 (b)	33,873	70,145	5,449	(b)	64,696
General and administrative	20,205	6,194 (c)	14,011	36,187	8,691	(c)	27,496
Amortization of purchased intangibles	1,421	1,421	—	2,861	2,861		—
Restructuring costs	1,524	1,524	—	3,273	3,273		—
Litigation reserves and payments	1,235	1,235	—	1,235	1,235		—

Total operating expenses	154,986	20,014	134,972	298,978	35,073		263,905

Operating income	15,915	(24,985)	40,900	31,242	(45,477)		76,719
Other income (expense), net	357	957 (d)	(600)	(8,224)	(5,573	)(d)	(2,651)

Income before provision for income taxes	16,272	(24,028)	40,300	23,018	(51,050)		74,068
Provision for income taxes	3,668	(6,496)	10,164	5,003	(13,599)		18,602

Net income	$12,604	$(17,532)	$30,136	$18,015	$(37,451)		$55,466

Basic net income per share	$0.15	$(0.20)	$0.35	$0.21	$(0.44)		$0.65

Diluted net income per share	$0.14	$(0.20)	$0.34	$0.21	$(0.42)		$0.63

Weighted average shares outstanding for basic net income per share	85,158		85,158	84,911			84,911

Weighted average shares outstanding for diluted net income per share	88,244		88,244	87,804			87,828

(a)	For the three months ended June 30, 2010, the excluded amount includes $3,312 related to the amortization of purchased intangibles for core and existing technologies, $587 for stock-based compensation expense recorded during the period and $112 related to the effect of stock-based compensation on warranty expense rates. For the six months ended June 30, 2010, the excluded amount includes $6,675 related to the amortization of purchased intangibles for core and existing technologies, $1,357 for stock-based compensation expense recorded during the period and $233 related to the effect of stock-based compensation on warranty expense rates.
(b)	Excluded amount represents stock-based compensation expense recorded during the period.
(c)	For the three months ended June 30, 2010, the excluded amount includes $2,607 for stock-based compensation expense recorded during the period and $3,587 for severance, legal and other costs associated with the CEO transition in May 2010. For the six months ended June 30, 2010, the excluded amount includes $5,104 for stock-based compensation expense recorded during the period and $3,587 for severance, legal and other costs associated with the CEO transition in May 2010.
(d)	For the three months ended June 30, 2010, the excluded amount represents the net gain realized during the period on preferred equity securities for which we previously recognized a loss as the securities were deemed to be other than temporarily impaired. For the six months ended June 30, 2010, the excluded amount represents the loss recognized during the period on preferred securities considered to be other than temporarily impaired, net of any subsequent realized gains.

POLYCOM, INC.

GAAP to Non-GAAP Reconciliation

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2009			June 30, 2009
	GAAP	Excluded	Non-GAAP	GAAP	Excluded	Non-GAAP
Revenues:
Product revenues	$188,419	$—	$188,419	$371,713	$—	$371,713
Service revenues	42,272	—	42,272	84,388	—	84,388

Total revenues	230,691	—	230,691	456,101	—	456,101

Cost of revenues:
Cost of product revenues	80,483	3,849 (a)	76,634	158,490	8,885 (a)	149,605
Cost of service revenues	19,591	617 (b)	18,974	40,060	1,370 (b)	38,690

Total cost of revenues	100,074	4,466	95,608	198,550	10,255	188,295

Gross profit	130,617	(4,466)	135,083	257,551	(10,255)	267,806

Operating expenses:
Sales and marketing	66,553	2,611 (b)	63,942	132,786	4,511 (b)	128,275
Research and development	28,075	1,888 (b)	26,187	56,528	3,761 (b)	52,767
General and administrative	12,728	1,602 (b)	11,126	26,317	3,477 (b)	22,840
Amortization of purchased intangibles	1,434	1,434	—	2,898	2,898	—
Restructuring costs	427	427	—	6,844	6,844	—

Total operating expenses	109,217	7,962	101,255	225,373	21,491	203,882

Operating income	21,400	(12,428)	33,828	32,178	(31,746)	63,924
Other expense, net	(1,077)	—	(1,077)	(1,358)	—	(1,358)

Income before provision for income taxes	20,323	(12,428)	32,751	30,820	(31,746)	62,566
Provision for income taxes	4,998	(3,426)	8,424	7,470	(8,259)	15,729

Net income	$15,325	$(9,002)	$24,327	$23,350	$(23,487)	$46,837

Basic net income per share	$0.18	$(0.11)	$0.29	$0.28	$(0.28)	$0.56

Diluted net income per share	$0.18	$(0.11)	$0.29	$0.28	$(0.27)	$0.55

Weighted average shares outstanding for basic net income per share	83,753		83,753	83,689		83,689

Weighted average shares outstanding for diluted net income per share	85,054		85,054	84,652		84,652

(a)	For the three months ended June 30, 2009, the excluded amount includes $3,354 related to the amortization of purchased intangibles for core and existing technologies, $421 for stock-based compensation expense recorded during the period and $74 related to the effect of stock-based compensation on warranty expense rates. For the six months ended June 30, 2009, the excluded amount includes $6,680 related to the amortization of purchased intangibles for core and existing technologies, $1,050 related to past license fees claims, $969 for stock-based compensation expense recorded during the period and $186 related to the effect of stock-based compensation on warranty expense rates.
(b)	Excluded amount represents stock-based compensation expense recorded during the period.

POLYCOM, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30, 2010	December 31, 2009
ASSETS
Current assets
Cash and cash equivalents	$248,889	$331,098
Investments	208,139	123,686
Trade receivables, net	133,818	132,813
Inventories	91,960	76,863
Deferred taxes	23,287	23,824
Prepaid expenses and other current assets	42,993	24,299

Total current assets	749,086	712,583
Property and equipment, net	95,990	81,252
Long-term investments	28,264	12,687
Goodwill	489,973	495,299
Purchased intangibles, net	35,838	46,255
Deferred taxes	27,432	23,943
Other assets	16,938	13,882

Total assets	$1,443,521	$1,385,901

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$94,020	$87,233
Accrued payroll and related liabilities	24,458	23,707
Taxes payable	—	617
Deferred revenue	89,720	79,504
Other accrued liabilities	53,821	52,360

Total current liabilities	262,019	243,421
Non-current liabilities
Deferred revenue	49,880	46,787
Taxes payable	22,197	27,111
Deferred taxes	2,308	2,702
Other long-term liabilities	12,137	12,027

Total liabilities	348,541	332,048
Stockholders’ equity	1,094,980	1,053,853

Total liabilities and stockholders’ equity	$1,443,521	$1,385,901

POLYCOM, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Revenues:
Product revenues	$244,795	$188,419	$472,852	$371,713
Service revenues	49,840	42,272	97,937	84,388

Total revenues	294,635	230,691	570,789	456,101

Cost of revenues:
Cost of product revenues	99,001	80,483	191,550	158,490
Cost of service revenues	24,733	19,591	49,019	40,060

Total cost of revenues	123,734	100,074	240,569	198,550

Gross profit	170,901	130,617	330,220	257,551

Operating expenses:
Sales and marketing	94,361	66,553	185,277	132,786
Research and development	36,240	28,075	70,145	56,528
General and administrative	20,205	12,728	36,187	26,317
Amortization of purchased intangibles	1,421	1,434	2,861	2,898
Restructuring costs	1,524	427	3,273	6,844
Litigation reserves and payments	1,235	—	1,235	—

Total operating expenses	154,986	109,217	298,978	225,373

Operating income	15,915	21,400	31,242	32,178
Other income (expense), net	357	(1,077)	(8,224)	(1,358)

Income before provision for income taxes	16,272	20,323	23,018	30,820
Provision for income taxes	3,668	4,998	5,003	7,470

Net income	$12,604	$15,325	$18,015	$23,350

Basic net income per share	$0.15	$0.18	$0.21	$0.28

Diluted net income per share	$0.14	$0.18	$0.21	$0.28

Weighted average shares outstanding for basic net income per share	85,158	83,753	84,911	83,689

Weighted average shares outstanding for diluted net income per share	88,244	85,054	87,804	84,652

POLYCOM, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended
	June 30, 2010	June 30, 2009
Cash flows from operating activities:
Net income	$18,015	$23,350
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,975	16,105
Amortization of purchased intangibles	9,536	9,579
Provision for doubtful accounts	—	247
Provision for excess and obsolete inventories	1,551	2,395
Non-cash stock based compensation	27,612	14,088
Excess tax benefits from stock-based compensation	(5,931)	—
Write down of investments other than temporarily impaired	6,530	—
Loss on disposals of property and equipment	141	14
Changes in assets and liabilities, net of the effect of acquisitions:
Trade receivables	(1,005)	14,295
Inventories	(16,648)	8,918
Deferred taxes	(3,664)	(1,492)
Prepaid expenses and other assets	(20,230)	633
Accounts payable	6,787	(1,498)
Taxes payable	2,945	4,030
Other accrued liabilities	16,266	(17,071)

Net cash provided by operating activities	60,880	73,593

Cash flows from investing activities:
Purchase of property and equipment	(33,596)	(17,083)
Purchases of investments	(231,113)	(268,245)
Proceeds from sale and maturity of investments	133,361	244,619

Net cash used in investing activities	(131,348)	(40,709)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee option and stock purchase plans	29,325	15,606
Repurchase of common stock	(46,997)	(15,375)
Excess tax benefits from stock-based compensation	5,931	—

Net cash provided by (used in) financing activities	(11,741)	231

Net increase (decrease) in cash and cash equivalents	(82,209)	33,115
Cash and cash equivalents, beginning of period	331,098	165,669

Cash and cash equivalents, end of period	$248,889	$198,784